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                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Ohio National Life Insurance Company

The Contract Owners
Ohio National Variable Account: A


We consent to the inclusion of our reports included herein and to the reference to our firm under the heading "Independent Certified Public Accountants" in the Statement of Additional Information.


                                                           KPMG Peat Marwick LLP




Cincinnati, Ohio

December, 1998